UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2007

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On October 30, 2007, Amylin issued a press release announcing that Adrian Adams has been elected to its Board of Directors, effective October 29, 2007.  A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.  In connection with his election to the Board, Mr. Adams received an option to purchase 20,000 shares of Amylin common stock under Amylin’s Non-employee Directors’ Plan.  The option is exercisable at a price equal to the closing price of Amylin’s common stock on the date of grant and fully vests over four years with one-fourth of the option vesting on the first anniversary of the grant date and in equal monthly installments for three years thereafter. Amylin will enter into an indemnification agreement with Mr. Adams substantially in the form previously filed with the Securities and Exchange Commission.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On October 29, 2007, our Board of Directors amended Article VII, Sections 33 and 35(a) of our Amended and Restated Bylaws, effective immediately, to allow for the issuance of uncertificated shares of our capital stock. Under recent amendments to Nasdaq Stock Market rules, issuers are required to be eligible for a direct registration system whereby shares are uncertificated and represented by electronic record.  A copy of our Amended and Restated Bylaws, as of October 29, 2007, is attached as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Number	Description
3.2	Amended and Restated Bylaws

99.1	Press release issued by Amylin on October 30, 2007.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: October 30, 2007	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Vice President, Governance and Compliance, and Secretary

EXHIBIT INDEX

Number	Description

3.2	Amended and Restated Bylaws

99.1	Press release issued by Amylin on October 30, 2007.